UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 11, 2015

MEDIAN GROUP INC.

(formerly known as China Media Group Inc.)

(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Level 7, Tower 7, Avenue 5, The Horizon Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +603 2242 3995 Fax: +603 2242 4317

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2015, Median Group Inc. ("MGI" or the "Company") finalized in a series of transactions the disposal of the rights to the Clixster brand name in the sale of its 63.2% subsidiary in Clixster Mobile Sdn. Bhd. to Zainal Abidin bin Zohdi (the "Purchaser") for a total consideration of US $8,500 and the assumption of certain debts, pursuant to a Sale and Purchase Agreement ("SP Agreement") and entered into a two year licensing agreement for the Clixster brand from the Purchaser for the China market for a fee of USD5,000 to be paid at the commencement of the second year of the licensing agreement.

The company and the Clixster brand sold were engaged in the distribution of prepaid mobile services under its MVNO platform.

In a move to enter into the pre/post-paid mobile services, on December 11, 2015 MGI agreed to subscribe and hold a 51% interest in Naim Indah Mobile Communication Sdn. Bhd. (“NIMC”), a company engaged in providing mobile communication services through MVNO platform. NIMC has a registered capital of RM2,000,001 (or about USD480,000*) of which the Company is required to subscribe RM1,000,001 (or about USD240,000*) for its 51% interests.

NIMC has an exclusive business partnership agreement (“Exclusive Agreement”) with MyAngkasa Holdings Sdn. Bhd. (“Myangkasa”), a wholly owned company of the National Cooperative Malaysia Bhd and known as Angkatan Koperasi Kebangsaan Malaysia Berhad (“Angkasa”). MyAngkasa is the business development and Sales/Marketing entity of Angkasa which is the representative of 12,000 cooperatives with 7.4 million active members in Malaysia. MyAngkasa owns and operates a network of payment terminals that offer services and products to subscribers and customers for the purchase of prepaid top-ups, postpaid ticketing, online transaction services, registration, loyalty point programs and bill payment collections via internet banking, mobile banking, mobile payment and electronic data capture (EDC) terminals. Under this contract, both parties agree to implement the brand “MyAngkasa” mobile telecommunications program based on NIMC’s Mobile Virtual Network Aggregator (MVNA) platform that includes the provision of mobile telecommunication services to co-operative and members of the co-operatives under Angkasa as registered Pre/Post-Paid subscribers of NIMC services.

The Exclusive Agreement has a fix term of 5 years ending in August 2020 and subject to renewal by mutual consent. Pursuant to this agreement, MyAngkasa agrees to use NIMC’s services under the trade name of “Median Mobile” products to co-operatives and members of the co-operatives under Angkasa and to exclusively appoint NIMC as the official mobile telecommunication services based on MVNA platform to Angkasa members. Myangkasa agrees to undertake to deliver certain number of subscribers for pre/post-paid services (“Targeted Subscribers”) for each year. In return, NIMC agrees to a profit share scheme whereby Myangkasa will receive RM100,000 (or about USD24,000*) for the first financial year of the contract, and for each financial year thereafter the higher of RM500,000 (or about USD120,000*) and a set percentage of NIMC’s net annual profit after tax, less any unapplied accumulative losses brought forward from previous years. If the Targeted Subscribers are not achieved for any each then the set percentage to be applied will be the pro-rate of the actual subscribers to the Targeted Subscribers for that year.

The Company’s management believes these transactions afford the Company the opportunity to focus on pre/post-paid telecom services under its own MVNO/MVNA platform.

The License Agreement and the Share Purchase Agreement is attached hereto as Exhibit 10.1 and 10.2, respectively.

*Exchange rate RM1.00 = USD0.24 on December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015
MEDIAN GROUP INC.

By: /s/ ANDREW HWAN LEE
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Name: ANDREW HWAN LEE
Title: President, Chief Executive Officer, Director